UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): August 9, 2005 (August 9, 2005)
ZIX CORPORATION
(Exact name of Registrant as specified in its charter)

TEXAS (State of incorporation or organization)	001-17995 (Commission file number)	75-2216818 (I.R.S. employer identification number)
2711 North Haskell Avenue, Suite 2300, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
Purchase Agreement
Form of Warrant
Escrow Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
     On August 9, 2005, Zix Corporation (the “Company”) closed a transaction under a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers (collectively, the “Purchasers”) in which the Company agreed to issue and sell an aggregate of 10,503,862 units consisting of (i) one share of common stock of the Company, par value $0.01 per share (the “Common Stock”), and (ii) a related warrant to purchase one-third of one share of Common Stock. The units were sold for a purchase price of $2.50 per unit, except in the case of units purchased by officers and directors of the Company, which were sold at a purchase price of $2.99 per unit.
     Total proceeds from the transaction, including the escrowed funds described below, were approximately $26.3 million before estimated transaction costs of $1.55 million. Net proceeds immediately available to the Company, and not subject to the escrow described below, were approximately $14.95 million. If approval from shareholders is obtained as described below, the escrowed funds will be released to the Company for additional net proceeds of approximately $9.8 million before accrued interest. The Company intends to use the net proceeds for working capital and general corporate purposes, including funding the Company’s business plan.
Warrants
     The warrants have a five-year term and will be exercisable at any time following the six-month anniversary of the closing of the Purchase Agreement. The exercise price of the warrants is $3.04 per share. The warrants contain anti-dilution protection for stock splits and similar events, but do not contain any price-based anti-dilution adjustments.
Share Limitations; Shareholder Approval
     The maximum number of shares of Common Stock that the Company may issue to the Purchasers under the terms of the Purchase Agreement is subject to limitation arising as a result of marketplace rules of the Nasdaq National Market applicable to the Company. Because of this limitation, the Company may not, without the approval of its shareholders, issue more than approximately 6.5 million shares of its Common Stock (or 19.99% of the Company’s Common Stock outstanding, measured as of the date of the Purchase Agreement). Due to these limitations, the Company issued only an aggregate of 6,302,318 shares of Common Stock and related warrants to purchase 2,079,767 shares of Common Stock to the Purchasers at the closing of the Purchase Agreement for an aggregate purchase price of approximately $15.8 million.
     Pursuant to an escrow agreement entered into as of August 9, 2005, between the Company and JPMorgan Chase Bank, N.A. (the “Escrow Agreement”), approximately $10.5 million ($9.8 million in net proceeds after transaction fees of $0.7 million) of funds relating to the remaining 4,201,544 shares of Common Stock and related warrants to purchase up to 1,386,507 shares of Common Stock (together, the “Excess Securities”) to be issued to the Purchasers under the Purchase Agreement were placed into escrow pending approval by the Company’s shareholders of the issuance of the Excess Securities to the Purchasers. While held in escrow, the escrowed funds will accrue interest, payable by the Company, at a rate of 7.0% per annum.
     Under the terms of the Purchase Agreement, the Company has agreed to seek, and use its best efforts to obtain, the approval of its shareholders to issue the Excess Securities to the Purchasers no later than November 22, 2005. If the Company’s shareholders approve the consummation of the sale and issuance of the Excess Securities, the Company will receive the escrowed funds in exchange for issuance of the Excess Securities. If the Company’s shareholders do not approve such sale and issuance, the escrowed funds will be returned to the Purchasers. Under the terms of the Purchase Agreement and the Escrow Agreement, the Company will be obligated to pay the required interest amount to the Purchasers whether or not shareholder approval is obtained.
Registration Rights
     Pursuant to the Purchase Agreement, the Company agreed to prepare and file a shelf registration statement with the Securities and Exchange Commission (the “SEC”) for the resale by the Purchasers of all Common Stock purchased and Common Stock issuable upon exercise of the related warrants within 30 days after the closing of the Purchase Agreement. The Company is obligated to use commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event within 120 days after the date hereof, or be subject to specified liquidated damages as a result of the failure to have the registration statement effective by such date.
Other
     The shares of Common Stock and related warrants issued pursuant to the Purchase Agreement have not been registered under the Securities Act of 1993, as amended (the “Securities Act”), and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act, and Regulation D promulgated thereunder. Accordingly, the securities issued pursuant to the Purchase Agreement may not be offered or sold in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.
     The descriptions of the Purchase Agreement, the Escrow Agreement and the warrants set forth above do not purport to be complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement, the Escrow Agreement and the Form of Warrant, copies of which are filed as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     On August 9, 2005, the Company issued a press release announcing that the Company had entered into the Purchase Agreement with the Purchasers. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description

4.1	Securities Purchase Agreement, dated as of August 9, 2005, by and between Zix Corporation and the Purchasers listed on Schedule A thereto (excluding schedules, appendices and exhibits).

4.2	Form of Warrant to purchase shares of Common Stock of Zix Corporation (including appendices).

10.1	Escrow Agreement, dated as of August 9, 2005, by and between Zix Corporation and JPMorgan Chase Bank, N.A, as escrow agent (excluding exhibits and schedules).

99.1	Press release issued by Zix Corporation on August 9, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION
Date: August 9, 2005	By:	/s/ Bradley C. Almond
Bradley C. Almond
Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Securities Purchase Agreement, dated as of August 9, 2005, by and between Zix Corporation and the Purchasers listed on Schedule A thereto (excluding schedules, appendices and exhibits).

4.2	Form of Warrant to purchase shares of Common Stock of Zix Corporation (including appendices).

10.1	Escrow Agreement, dated as of August 9, 2005, by and between Zix Corporation and JPMorgan Chase Bank, N.A, as escrow agent (excluding exhibits and schedules).

99.1	Press release issued by Zix Corporation on August 9, 2005.